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                                                                     EXHIBIT 5.1

                            [LETTERHEAD OF GRAY CARY]

                               September 27, 2001

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:      iPrint Technologies, inc.
         Registration Statement on Form S-4

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-4, as amended, (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of up to 32,127,377 shares of Common Stock (the "Shares") of iPrint Technologies, inc. (the "Company").

         We have acted as counsel for the Company in connection with the proposed issuance of the Shares pursuant to an Amended and Restated Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of August 30, 2001, by and among the Company, Metal Combination Corp., Wood Alliance, Inc., and, with respect to Article VIII and X only, James D. Childers. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. We have also examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed.

         Based upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Merger Agreement are duly authorized by the Company and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         This opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and in the related Proxy Statement, as originally filed or as amended or supplemented.

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GRAY CARY WARE & FREIDENRICH LLP
Securities and Exchange Commission
September 27, 2001
Page Two

Very truly yours,

/s/ Gray Cary Ware & Freidenrich LLP

GRAY CARY WARE & FREIDENRICH  LLP